Exhibit 10.2
AGREEMENT OF SALE AND PURCHASE

BY AND AMONG
GALLERIA SHOPPING CENTER, LLC,
a Minnesota limited liability company,

and

GALLERIA PARKING RAMP, LLC,
a Minnesota limited liability company
as Sellers

AND

70th STREET PROPERTIES, LLC,
a Minnesota limited liability company

as Purchaser

pertaining to

The Galleria, Edina, MN
EXECUTED EFFECTIVE AS OF

December 23, 2021

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of December 23, 2021 (the “Effective Date”), by and among GALLERIA SHOPPING CENTER, LLC, a Minnesota limited liability company (“Owner LLC”) and GALLERIA PARKING RAMP, a Minnesota limited liability company (“Garage LLC” and together with Owner LLC, the “Sellers,” and, each individually, a “Seller”), and 70th STREET PROPERTIES, LLC, a Minnesota limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

Article I
DEFINITIONS
Section 1.1Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel Certificates” has the meaning ascribed to such term in Section 7.2.
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Sellers, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Approval Notice” has the meaning ascribed to such term in Section 5.4.
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Sellers, the Real Property, the Improvements, or any portion thereof.
“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.
“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Minneapolis, Minnesota. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(e).
“Certifying Party” has the meaning ascribed to such term in Section 4.5.
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing occurs, which date shall be the later of (i) February 28, 2022 or (ii) the date agreed upon among Sellers and Purchaser after which Owner LLC delivers the requisite number of estoppel certificates in accordance with Section 7.2. No party to this Agreement shall extend the Closing Date without written consent among Sellers and Purchaser, which consent shall not be unreasonably denied, delayed, or conditioned.
“Closing Documents” has the meaning ascribed to such term in Section 16.1.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 3.2, 4.7, 4.9, 5.2 (b), 5.2(d), 5.3, 5.5, 5.6, 8.1 (subject to Section 16.1), 8.2, 8.3, 10.4 (subject to the limitations therein), 10.6, 10.7, 11.1, 13.3, 15.1, 16.1, 17.2, 17.14, 17.15 and 17.16.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” has the meaning ascribed to such term in Section 4.9.
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Delinquent Rental Proration Period” has the meaning ascribed to such term in Section 10.4(b).
“Deposit” has the meaning ascribed to such term in Section 4.1.
“Deposit Time” means 12:30 p.m. Central Time on the Closing Date.
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Items” has the meaning ascribed to such term in Section 5.4.
“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.

“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any and all other comparable state and local equivalents.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Instructions” has the meaning ascribed to such term in Section 4.2.
“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Final Approval Notice” has the meaning ascribed to such term in Section 5.4.
“Final Contingency Date” means January 18, 2022.
“Final Due Diligence Period” means the period that commences on the expiration of the Initial Due Diligence Period and expires at 5:00 p.m. (Central time) on the Final Contingency Date.
“Final Proration Date” has the meaning ascribed to such term in Section 10.4(a).
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“Garage LLC” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Sellers or Sellers’ use and operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“Immaterial Events” has the meaning ascribed to such term in Section 10.8.
“Improvements” means all buildings, structures, fixtures, parking areas and improvements owned by Sellers and located on the Real Property, including, without limitation, the parking garage which serves the Real Property and certain adjoining property pursuant to the terms and conditions of the REA.
“Independent Consideration” has the meaning ascribed to such term in Section 3.4.
“Intangible Personal Property” means, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), all trade names, trademarks, logos, and service marks, websites, domain names, telephone numbers, accounting software, operating software, and other intellectual property (in each case, if any), utilized solely by either or both Sellers or which Sellers have a right to utilize in connection with the operation of the Real Property and Improvements thereon (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Sellers, their Affiliates, the property manager and Tenants), provided however, that the foregoing definition shall specifically exclude all Reserved Company Assets.
“Initial Approval Notice” has the meaning ascribed to such term in Section 5.4.
“Initial Contingency Date” means January 10, 2022.
“Initial Due Diligence Period” means the period that commenced on November 19, 2021 and expires at 5:00 p.m. (Central time) on the Initial Contingency Date.
“Initial Nonrefundable Deposit” has the meaning ascribed to such term in Section 5.4.
“Inspection Agreement” means that certain Inspection Agreement and Confidentiality Agreement, executed prior to the date hereof by Sellers and Purchaser.
“Leasing Costs” means, with respect to any particular Tenant Lease at the Property, all leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, free rent and similar inducements, capital costs and expenses incurred for capital improvements to satisfy the initial construction obligations under such Tenant Lease, legal and other professional fees, payments made for the purposes of satisfying or buying out the obligations of a Tenant under such Tenant Lease to the landlord of another lease, relocation costs and all other expenditures, in each case, to the extent that the landlord under such Tenant Lease is responsible for the payment of such cost or expense.
“Lender Title Policy” has the meaning ascribed to such term in Section 6.3.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of Sellers’ right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the

Authorities prior to Closing in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
“Major Tenants” has the meaning ascribed to such term in Section 7.2.
“Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“New Tenant Costs” has the meaning ascribed to such term in Section 10.4(e).
“OFAC” has the meaning ascribed to such term in Section 7.3.
“Official Records” means the official records of Hennepin County, Minnesota and/or the Official Records of the Office of the Registrar of Titles for Hennepin County, Minnesota, as applicable.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.5.
“Owner LLC” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Owner Title Policy” has the meaning ascribed to such term in Section 6.3.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Personal Property” means all of Sellers’ right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used in connection with the ownership or operation of the Improvements owned by Sellers, but specifically excluding (i) any items of personal property owned by Tenants of the Improvements, (ii) any items of personal property owned by third parties and leased to Sellers, and (iii) any items of personal property owned or leased by Sellers’ property manager, and (iv) all other Reserved Company Assets.
“Property” has the meaning ascribed to such term in Section 2.1.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Purchaser Person” has the meaning ascribed to such term in Section 8.3(e).
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.

“REA” means that certain Cross Easement, Operation and Maintenance Agreement (2-Dimensional) dated as of September 22, 2006, and recorded on October 12, 2006 as Document No. 4315689 in the Official Records, as amended by First Amendment dated August 17, 2011, recorded February 21, 2012 as Document No. T4929373 in the Official Records and by Second Amendment dated February 21, 2012, recorded February 21, 2012 as Document No. T4929478 in the Official Records, and by Third Amendment dated August 1, 2012, recorded August 2, 2012 as Document No. T4979096 in the Official Records, and that certain Declaration of Restrictive Covenants dated September 22, 2006 and recorded as Document No. 4315685 in the Official Records.
“Real Property” means those certain parcels of or interests in the real property located at 3501 Galleria, Edina, Minnesota and commonly known as the Galleria Shopping Center, and those certain parcels of or interests in the real property located at 3210 Galleria, Edina, Minnesota, as more particularly described on Exhibit A attached hereto, together with all of Sellers’ right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Sellers’ right, title and interest in and to the streets, alleys and rights-of-way which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.
“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.9(a).
“Reserved Company Assets” shall mean the following assets of Sellers as of the Closing Date: all cash, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations and obligations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of each Seller or each Seller’s direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of each Seller’s existing insurance policies, all contracts between each Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of each Seller), the internal books and records of each Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Hines”, “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Property or any other real property, and any other intangible property that is not used exclusively in connection with the Property.
“Sellers” and “Seller” have the meanings ascribed to such terms in the opening paragraph of this Agreement.
“Seller Certificate” has the meaning ascribed to such term in Section 7.2(b).
“Seller Person” has the meaning ascribed to such term in Section 8.1(j).
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).

“Sellers’ Response” has the meaning ascribed to such term in Section 6.2(a).
“Service Contracts” means all of Sellers’ right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating to the Real Property, Improvements or Personal Property owned by Sellers and under which Sellers are currently paying for services rendered in connection with the Property, as listed and described on Exhibit B attached hereto, together with all commission agreements listed on Exhibit D attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e).
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) to the Real Property and Improvements or a portion thereof (i) requiring repair costs (or resulting in a loss of value) in excess of an amount equal to ten percent (10%) of the Purchase Price as such repair costs or loss of value calculation is reasonably estimated by Sellers in accordance with the terms of Section 9.2 or (ii) that would cause the Property to completely lose access to and from a public street or (iii) that would give a Major Tenant the right to terminate its Tenant Lease.
“Tenant Deposits” means all security deposits, paid or deposited by the Tenants to Owner LLC, as landlord, or any other person on Owner LLC’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants). “Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.
“Tenant Leases” means the following pertaining to the Improvements: (i) any and all written leases, rental agreements, occupancy agreements and license agreements (and any and all written renewals, amendments, modifications and supplements thereto) entered into on or prior to the Effective Date, to the extent identified on Exhibit F hereto, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements entered into after the Effective Date, and (iii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date, and, as to (ii) and (iii) only, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.
“Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.
“Termination Notice” has the meaning ascribed to such term in Section 6.2.
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 4.5, 4.6, 5.2, 5.3, 5.5, 5.6, 7.3, 11.1, 12.1, 13.3, 14.1, 15.1, Article XIII and Article XVII.

“Title Company” means First American Title Company, at its offices located at 121 South 8th Street Suite 1250 Minneapolis, Minnesota, Attn: Nicole Haapala, Telephone No.: 612-305-2014, Facsimile No.: 719-689-7109, Email: nhaapala@firstam.com.
“Title Notice” has the meaning ascribed to such term in Section 6.2(a).
“Title Notice Date” has the meaning ascribed to such term in Section 6.2(a).
“Title Policies” has the meaning ascribed to such term in Section 6.3.
“To Seller’s Knowledge” or “Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Sargent Johnson, without any independent investigation or inquiry whatsoever. Such individual is named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individual shall not be deemed to be party to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individual for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individual).
“Updated Survey” has the meaning ascribed to such term in Section 6.1.
“Updated Title Commitment” has the meaning ascribed to such term in Section 6.2(a).
Section 1.2References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
Article II
AGREEMENT OF PURCHASE AND SALE
Section 2.1Agreement. Sellers hereby agree to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Sellers, on the Closing Date and subject to the terms and conditions of this Agreement, all of Sellers’ right, title, and interest in and to the Real Property, together with each of the following attributable to the Real Property:
(i)the Improvements;
(ii)the Personal Property;
(iii)all of the Sellers’ right, title and interest as parties to the REA;
(iv)all of the Owner LLC’s right, title and interest, as lessor in and to the Tenant Leases in effect on the Closing Date and, subject to the terms of the respective applicable Tenant Leases, the Tenant Deposits;
(v)all of the Owner LLC’s right, title and interest in and to the promotional fund maintained by Owner LLC for the promotion of the Property;
(vi)all of the Sellers’ right, title and interest, if any, in, to and under the Service Contracts and the Licenses and Permits in effect on the Closing Date, in each case to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained; and
(vii) all of the Sellers’ right, title and interest, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), in and to the Intangible Real Property
(collectively with the Real Property, the “Property”).
Section 2.2Indivisible Economic Package. Purchaser has no right to purchase, and Sellers have no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Sellers that, as a material inducement to Sellers and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Sellers have agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
Article III
CONSIDERATION
Section 3.1Purchase Price. The purchase price for the Property (the “Purchase Price”) will be One Hundred Fifty Million Dollars ($150,000,000) in lawful currency of the United States of America, payable as provided in Section 3.3.
Section 3.2Assumption of Obligations. As additional consideration for the purchase and sale of the Property, effective as of Closing, Purchaser will be deemed to have, and by virtue of closing the purchase of the Property Purchaser shall have assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Owner LLC or Owner LLC’s predecessor in title in the Tenant Leases which are to be performed on or subsequent to the Closing Date, (ii) all of the covenants and obligations of Sellers or Sellers’ predecessor in title in the Service Contracts, Licenses and Permits, and Intangible Personal Property assigned to Purchaser and which are to be performed on or subsequent to the Closing Date, (iii) all of the covenants and obligations of Sellers under the Service Contracts, the Licenses and Permits, and Intangible Personal Property assigned to Purchaser and relating to the physical or environmental condition of the Property, regardless of whether such obligations arise before or after the Closing Date, and (iv) the Leasing Costs, if any, for which Purchaser is responsible under Section 10.4(e) below.
Section 3.3Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 1:00 p.m. Central time on the Closing Date, and subject to the satisfaction of all of Purchaser’s conditions to close: (a) Purchaser will cause the Title Company to (i) pay to Sellers by Federal Reserve wire transfer of immediately available federal funds to an account to be designated by Sellers, the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), less any costs or other amounts to be paid by Sellers at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Sellers will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Sellers, all costs and amounts to be paid by Sellers at Closing pursuant to the terms of this Agreement.

Section 3.4Independent Consideration. The sum of One Hundred Dollars ($100.00) (the “Independent Consideration”) out of the Deposit is independent of any other consideration provided hereunder, shall be fully earned by Sellers upon the Effective Date hereof, and is not refundable to Purchaser under any circumstances. Accordingly, if this Agreement is terminated for any reason by either party, the Independent Consideration shall be paid by the Title Company to Sellers.
Article IV
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section 4.1Earnest Money Deposit. Within three (3) Business Days after the Effective Date, and as an express condition to the effectiveness of this Agreement, Purchaser shall deposit with the Title Company, in immediately available federal funds, the sum of Four Million Dollars ($4,000,000) (the “Deposit”), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. The Deposit (plus all interest earned thereon), less the Independent Consideration, shall be the “Earnest Money Deposit” for the purposes of this Agreement. If Purchaser fails to deposit the Deposit within the time period described above, this Agreement shall automatically terminate.
Section 4.2Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Sellers and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Sellers hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section 4.3Documents Deposited into Escrow. On or before the Deposit Time, and subject to the satisfaction of Purchaser’s conditions to close, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2, and (c) Sellers will deliver in escrow to the Title Company the documents described and provided for in Section 10.3.
Section 4.4Close of Escrow. Provided that the Title Company has not received from Sellers or Purchaser any written termination notice as described and provided for in Section 4.5 (or if such a notice has been previously received, the Title Company has received a withdrawal of such notice), when Purchaser and Sellers have delivered the documents required by Section 4.3, and Title Company has received from Sellers and Purchaser final authorization to close this transaction, the Title Company will:
(a)If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Sellers) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.9;
(b)Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;

(c)Disburse to Sellers, by wire transfer to Sellers of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Sellers, all sums to be received by Sellers from Purchaser at the Closing, consisting of the Purchase Price as adjusted in accordance with the provisions of this Agreement;
(d)Deliver the Deed to Purchaser by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Sellers following recording;
(e)Issue to Purchaser the Owner Title Policy required by Section 6.3 of this Agreement;
(f)Deliver to Sellers, in addition to Sellers’ Closing proceeds, all documents deposited with the Title Company for delivery to Sellers at the Closing; and
(g)Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.
Section 4.5Termination Notices. If at any time prior to the expiration of the Initial Due Diligence Period, the Title Company receives a notice from Purchaser that Purchaser has exercised its termination right under Section 5.4, or if Purchaser does not timely deliver its Initial Approval Notice under Section 5.4, the Title Company, within three (3) Business Days after the receipt of such notice or after the Initial Contingency Date, as applicable, will deliver the Earnest Money Deposit to Purchaser. If at any time prior to the expiration of the Final Due Diligence Period, the Title Company receives a notice from Purchaser that Purchaser has exercised its termination right under Section 5.4, or if Purchaser does not timely deliver its Final Approval Notice under Section 5.4, the Title Company, within three (3) Business Days after the receipt of such notice or after the Final Contingency Date, as applicable, will deliver the Initial Nonrefundable Deposit and the Independent Consideration to Sellers, and the remainder of the Earnest Money Deposit to Purchaser. If at any time, except as provided in the preceding two sentences, the Title Company receives a certificate from Sellers or from Purchaser (for purposes of this Section 4.5, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.5, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, the Title Company shall notify the Other Party in writing of the Title Company’s receipt of such certificate. Unless the Title Company has then previously received, or receives within three (3) Business Days after such written notification to the Other Party of the Title Company’s receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing three (3) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within three (3) Business Days following such written notification to the Other Party of the Title Company’s receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.6.
Section 4.6Joint Indemnification of Title Company; Conflicting Demands on Title Company. If this Agreement or any matter relating hereto (other than the Updated Title Commitment or the Title Policies) becomes the subject of any litigation or controversy, Purchaser and Sellers jointly and severally, will hold Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of Title Company’s gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Sellers expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Sellers to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
Section 4.7Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement or as reasonably necessary in the due course of Title Company fulfilling its obligations under this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Sellers in each instance.
Section 4.8Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Sellers, Purchaser and Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Sellers as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Sellers are entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.9Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.9, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)The Title Company (for purposes of this Section 4.9, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)Sellers and Purchaser each hereby agree:
(i)to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

(c)Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)The addresses for Sellers and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
Article V
INSPECTION OF PROPERTY
Section 5.1Entry and Inspection.
(a)From and after the Effective Date and through the earlier of the end of the Final Due Diligence Period or the termination of this Agreement, Purchaser and its agents, representatives, contractors and consultants shall have the right to inspect and investigate the Property and shall have the right to conduct such tests, evaluations and assessments of the Property as Purchaser deems necessary, appropriate or prudent in any respect and for all purposes in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Sellers will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements, at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with Tenants unless interviews and communications are coordinated through Owner LLC and Owner LLC shall have the right to participate in any such communications. Purchaser will provide to Sellers written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Sellers’ option, Sellers may be present for any such entry, inspection and communication with any Tenants and service providers. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the State in which the Property is located carrying the insurance required under Section 5.3 below; provided, however, that no physical or invasive testing or sampling (including, without limitation, a Phase II environmental assessment) shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Sellers’ specific prior written consent, which consent may be withheld, delayed or conditioned in Sellers’ sole and absolute discretion; and provided, further, that prior to giving any such approval, Sellers shall be provided with a written sampling plan in reasonable detail in order to allow Sellers a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken.
(b)Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement; provided, however, Purchaser, except with respect to routine requests for information, shall provide Sellers at least twenty-four (24) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Sellers shall have the right to participate in any such communications.
Section 5.2Document Review.

(a)Sellers have previously made available, and until the expiration of the Final Due Diligence Period, Sellers shall continue to make available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Title Company’s data room, or by being made available at the office of the Property’s property manager, the following, to the extent in Sellers’ possession or control, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Property issued on behalf of Sellers; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Owner LLC’s most currently available rent roll; (iv) operating statements for the stub period of the current calendar year plus the prior two calendar years; (v) copies of Tenant Leases, Service Contracts, and Licenses and Permits; (vi) a current inventory of the Personal Property; (vii) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property (including the Updated Survey); (viii) A/R aging report (including any Delinquent Rentals as of the date of the report); (ix) an accurate report of any existing deferred rent amounts documented by Owner LLC and Tenants in amendments to Tenant Leases which relate to periods prior to the Effective Date but are not due and payable until after the anticipated Closing Time; (x) any documents which contain information pertaining to any claim or dispute related to the Property that Purchaser may have liability for following Closing, if any; and (xi) copies of any notices pertaining to the Property from Authorities, including but not limited to any notices of violation of, or noncompliance with, applicable laws (collectively, the “Documents”). Purchaser acknowledges that it has received copies of all the Tenant Leases listed on Exhibit F, and the Service Contracts listed on Exhibit B, including the commission agreements listed on Exhibit D. “Documents” shall not include (and Sellers shall have no obligation to provide written materials requested by Purchaser that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege or covered by the attorney work product doctrine; (2) any document or item which Sellers are contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Sellers or Sellers’ Affiliates to the extent relating to Sellers’ valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Sellers or Sellers’ Affiliates or externally; (6) any documents or items which Sellers consider proprietary (such as Sellers’ or their property managers’ operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Sellers or their property manager); (7) organizational, financial and other documents relating to Sellers or their Affiliates (other than evidence of due authorization and organization as may be required under this Agreement); or (8) any materials projecting or relating to the future performance of the Property (but excluding materials related to anticipated schedules for repairs, maintenance and replacements pertaining to the Improvements). Except for the representations expressly made in Sections 8.1 and 8.2 hereof, Sellers make no other representation or warranty as to the accuracy or completeness of any of the Documents.
(b)Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than its attorneys, partners, accountants, consultants, advisors, lenders (including such lender’s legal counsel, accountants, consultants, and officers) or investors (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”). Purchaser further agrees that within its organization, or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser’s organization or to those Permitted Outside Parties who reasonably need to know such information in order to advise Purchaser or provide Purchaser reports, surveys, studies or plans in connection with the feasibility of Purchaser’s acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Owner LLC and the Tenants or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in Article XII and this Section 5.2. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Sellers have not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Sellers and any such claims are expressly rejected by Sellers and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Purchaser shall be responsible for any breaches of confidentiality under this Agreement by any of the Permitted Outside Parties.
(c)Purchaser shall use best efforts to destroy all copies Purchaser has made of any Documents containing confidential information before or after the execution of this Agreement (and computer files of same), not later than ten (10) Business Days following the time this Agreement is terminated for any reason, and provide Sellers with a certified notice of the completion of such destruction. Notwithstanding the above, Purchaser shall be permitted to retain copies of Documents consistent with its internal document retention policies subject to the terms and conditions of this Agreement.
(d)Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Sellers’ ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Sections 8.1 and 8.2, Sellers have not made and do not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Sellers, Sellers’ Affiliates or any other person or entity). Sellers have not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and are providing the Documents solely as an accommodation to Purchaser.
(e)Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.2.
Section 5.3Entry and Inspection Obligations.
(a)Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not: disturb the Tenants or interfere with their use of the Property pursuant to their respective Tenant Leases; interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Sellers or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; communicate with the Tenants or service providers except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, and only in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will: (i) maintain and cause those entering the Property under the auspices of Purchaser to maintain commercial general liability (occurrence) insurance in an amount not less than Three Million and No/100 Dollars ($3,000,000.00) and on terms (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b)) satisfactory to Sellers covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Sellers a certificate of insurance verifying such coverage and Sellers and their property manager (Hines Interests Limited Partnership) being named as additional insureds on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs. Nothing contained in this Section 5.3 shall be deemed or construed as Sellers’ consent to any further physical testing or sampling with respect to the Property after the Final Due Diligence Period.
(b)Purchaser hereby indemnifies, defends and holds Sellers and their members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising by virtue of the mere discovery of any pre-existing condition at the Property in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but only to the extent such parties do not exacerbate such pre-existing condition.
(c)Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3, which shall survive Closing or termination.
(d)Notwithstanding anything in this Agreement to the contrary, the Inspection Agreement shall not be merged into this Agreement at Closing or otherwise.
Section 5.4Due Diligence Period.
(a)Between the Effective Date and 5:00p.m. (Central time) on the Final Contingency Date, Purchaser shall have the right to review and investigate the Property and the items set forth in Sections 5.1 and 5.2 above (collectively, the “Due Diligence Items”). Purchaser, in Purchaser’s sole and absolute discretion, may determine whether or not the Property is acceptable to Purchaser within the Initial Due Diligence Period and/or the Final Due Diligence Period. If Purchaser determines to proceed with the purchase of the Property in accordance with this Agreement during the Initial Due Diligence Period, then Purchaser shall, prior to 5:00 p.m. (Central time) on the Initial Contingency Date, notify Sellers in writing (the “Initial Approval Notice”) that Purchaser has approved the matters described in Sections 5.1 and 5.2 above, which determination shall be made by Purchaser in its sole and absolute discretion. If Purchaser fails to timely deliver an Initial Approval Notice pursuant to the foregoing, this Agreement shall automatically terminate. Purchaser shall pay any cancellation fees or charges of Title Company, and except for Purchaser’s indemnity and confidentiality obligations under this Agreement which expressly survive termination of this Agreement, the parties shall have no further rights or obligations to one another under this Agreement. If Purchaser delivers the Initial Approval Notice, this Agreement shall continue in force and effect and a portion of the Deposit equal to Two Million Dollars ($2,000,000) (the “Initial Nonrefundable Deposit”) shall become non-refundable to Purchaser, except in the event the Earnest Money Deposit is expressly refundable to Purchaser hereunder.
(b)If Purchaser determines to proceed with the purchase of the Property in accordance with this Agreement during the Final Due Diligence Period, then Purchaser shall, prior to 5:00 p.m. (Central time) on the Final Contingency Date, notify Sellers in writing (the

“Final Approval Notice”) that Purchaser has approved the matters described in Sections 5.1 and 5.2 above, which determination shall be made by Purchaser in its sole and absolute discretion. If Purchaser fails to timely deliver a Final Approval Notice pursuant to the foregoing, this Agreement shall automatically terminate. Purchaser shall pay any cancellation fees or charges of Title Company, and except for Purchaser’s indemnity and confidentiality obligations under this Agreement which expressly survive termination of this Agreement, the parties shall have no further rights or obligations to one another under this Agreement. If Purchaser delivers the Final Approval Notice, this Agreement shall continue in force and effect and the entire Earnest Money Deposit shall become non-refundable to Purchaser, except in the event it is expressly refundable to Purchaser hereunder.
Section 5.5Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLERS AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLERS AND PURCHASER, AND PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE FINAL DUE DILIGENCE PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN SECTIONS 8.1 AND 8.2 HEREOF (AS MAY BE LIMITED HEREIN, INCLUDING BY SECTION 16.1 OF THIS AGREEMENT), BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLERS OR ANY OF SELLERS’ AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLERS SPECIFICALLY DISCLAIM, AND NEITHER SELLERS NOR ANY OF SELLERS’ AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN SECTIONS 8.1 AND 8.2 HEREOF, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLERS OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO ANY REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF ANY REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS (INCLUDING, WITHOUT LIMITATION, ALL LAWS AND REGULATIONS PERTAINING TO ENVIRONMENTAL MATTERS), IT BEING THE EXPRESS INTENTION OF SELLERS AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTIONS 8.1 AND 8.2 HEREOF (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS.
FURTHER AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLERS MAKE NO WARRANTY WITH RESPECT TO THE PRESENCE ON OR BENEATH THE REAL PROPERTY (OR ANY PARCEL IN PROXIMITY

THERETO) OF HAZARDOUS MATERIALS. BY ACCEPTANCE OF THIS AGREEMENT AND THE DEED, PURCHASER ACKNOWLEDGES THAT PURCHASER’S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF SUCH REAL PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) HAS BEEN ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER’S OWN DETERMINATION WITH RESPECT TO THE PRESENCE ON OR BENEATH THE REAL PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS MATERIALS. FURTHERMORE, PURCHASER’S CLOSING HEREUNDER SHALL BE DEEMED TO CONSTITUTE AN EXPRESS WAIVER OF PURCHASER’S AND ITS SUCCESSORS’ AND ASSIGNS’ RIGHTS TO SUE SELLERS OR ANY OF SELLERS’ AFFILIATES AND OF PURCHASER’S RIGHT TO CAUSE SELLERS OR ANY OF SELLERS’ AFFILIATES TO BE JOINED IN AN ACTION BROUGHT UNDER ANY FEDERAL, STATE OR LOCAL LAW, RULE, ACT, OR REGULATION NOW EXISTING OR HEREAFTER ENACTED OR AMENDED WHICH PROHIBITS OR REGULATES THE USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF HAZARDOUS MATERIALS OR WHICH REQUIRES REMOVAL OR REMEDIAL ACTION WITH RESPECT TO SUCH HAZARDOUS MATERIALS, SPECIFICALLY INCLUDING BUT NOT LIMITED TO FEDERAL “CERCLA”, “RCRA”, AND “SARA” ACTS.
Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. Upon expiration of the Final Due Diligence Period, Purchaser shall be deemed to have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Sellers (excluding the limited specific matters represented by Sellers herein as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent or attorney of Sellers. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Sellers will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Sellers will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Sellers, an Affiliate of Sellers, any agent of Sellers or any third party. Sellers are not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Sellers would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any Closing Documents.
Section 5.6Purchaser’s Release of Sellers.

(a)Sellers Released From Liability. Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases Sellers and Sellers’ Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Sellers, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose. Without limiting the foregoing, to the fullest extent permitted by applicable law, Purchaser specifically releases Sellers and the Seller Released Parties from any claims Purchaser may have against Sellers and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity. The foregoing waivers and releases by Purchaser shall survive the Closing and shall not be deemed merged into the provisions of any Closing Documents. In the event of any termination of this Agreement, Purchaser acknowledges that it shall have no interest in the Property from and after any such termination.
(b)Purchaser’s Waiver of Objections. Purchaser acknowledges that it has (or shall have prior to the expiration of the Final Due Diligence Period) inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property are or may be subject, including any rights of contribution or indemnity) against Sellers, their Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.
(c)Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
(d)Flood Hazard Zone. Purchaser acknowledges that if the Real Property is located in an area which the Secretary of the Department of Housing and Urban Development

has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Purchaser will be required to purchase flood insurance in order to obtain a loan secured by the Real Property from a federally regulated financial institution or a loan insured or guaranteed by an agency of the United States government. Sellers shall have no responsibility to determine whether the Real Property is located in an area which is subject to the National Flood Insurance Program.
(e)Survival. The provisions of this Section 5.6 shall survive (i) the Closing and shall not be deemed merged into the provisions of any Closing Documents, or (ii) any termination of this Agreement.
Article VI
TITLE AND SURVEY MATTERS
Section 6.1Survey. Prior to the execution and delivery of this Agreement, Sellers have, at their own cost, delivered to Purchaser a copy of that certain ALTA survey of the Real Property, issued on August 5, 2021, revised on December 1, 2021, and prepared by Sambatek, Inc. (the “Updated Survey”).
Section 6.2Title and Survey Review.
(a)Prior to the execution and delivery hereof, Sellers have, at their own cost, caused the Title Company to furnish or otherwise make available to Purchaser a preliminary title commitment for the Real Property having an effective date of November 9, 2021 (the “Updated Title Commitment”) and copies of all underlying title documents described in the Updated Title Commitment. Purchaser shall have until the date which is ten (10) Business Days following the Effective Date (the “Title Notice Date”) to provide written notice (the “Title Notice”) to Sellers and Title Company of any title matters shown on the Updated Title Commitment and/or the Updated Survey which are not satisfactory to Purchaser. If Sellers have not received such written notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved of the condition of title to the Property set forth in the Updated Title Commitment and the Updated Survey, subject to Sellers’ obligations set forth in Section 6.2(c) below. Except as expressly provided herein, Sellers shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections. To the extent Purchaser timely delivers a Title Notice, then Sellers shall deliver, no later than the date which is five (5) days following receipt of the Title Notice, written notice to Purchaser and Title Company identifying which disapproved items, if any, Sellers shall undertake to cure (by either having the same removed or by obtaining affirmative insurance over the same as part of the final Owner Title Policy) (“Sellers’ Response”). If Sellers do not deliver Sellers’ Response prior to such date, Sellers shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. If Sellers elect, or are deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Title Notice, Purchaser shall have until the Final Contingency Date to (i) deliver a written notice (a “Termination Notice”) to Sellers and Title Company terminating this Agreement as set forth in Section 5.4 above, or (ii) waive any such objection to title to the Real Property (whereupon such objections shall be deemed Permitted Exceptions for all purposes hereof). If Sellers and Title Company have not received written notice from Purchaser by the Final Contingency Date, such failure shall be deemed Purchaser’s waiver of all such objections to the Updated Title Commitment and the Updated Survey.
(b)Purchaser may, at or prior to Closing, notify Sellers in writing (the “Gap Notice”) of any objections to title issues (i) raised by the Title Company between the expiration of the Final Due Diligence Period and the Closing, (ii) not disclosed in writing by the Title Company to Purchaser prior to the expiration of the Final Due Diligence Period, and (iii) not disclosed in writing by Sellers to Purchaser and the Title Company prior to the expiration of the Final Due Diligence Period (“New Exceptions”); provided that Purchaser must notify Sellers of any objection to any such New Exception prior to the date which is the earlier to occur of (x) four (4) Business Days after being made aware of the existence of such New Exception and (y) prior to the Closing Date. If Purchaser fails to deliver to Sellers a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Sellers will have two (2) days from the receipt of Purchaser’s notice (and, if necessary, Sellers may extend the Closing Date to provide for such two (2) day period and for two (2) days following such period for Purchaser’s response), within which time Sellers may, but are under no obligation to, remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance over the same at or prior to Closing. If, within the two (2) day period, Sellers do not remove or otherwise obtain affirmative insurance reasonably acceptable to Purchaser over the objectionable New Exceptions, then Purchaser may terminate this Agreement upon delivering a Termination Notice to Sellers in accordance with Section 5.4 above no later than the Closing Date, in which case Purchaser shall be entitled to return of the Earnest Money Deposit. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Sellers have removed or otherwise affirmatively insured over, or committed to do the same as set forth above) will be included as Permitted Exceptions.
(c)Notwithstanding any provision of this Section 6.2 to the contrary, Sellers will be obligated to cure exceptions to title to the Real Property and Improvements relating to (or, as to (ii) and (iii) below, cure or cause deletion from the Owner Title Policy or affirmative title insurance over) (i) liens and security interests securing any loan to either Seller or both Sellers, (ii) any mechanics’ or supplier liens on the Real Property created by or through the actions of either Seller or both Sellers (which shall not include liens described in clause (v) of Section 6.3 hereof), and (iii) any other liens or security interests created by documents executed by either Seller or both Sellers to secure monetary obligations, other than liens for ad valorem taxes and assessments for the current calendar year (collectively, the “Must-Cure Matters”).
Section 6.3Title Insurance. Purchaser’s obligation to close shall be expressly conditioned upon the Title Company’s irrevocable commitment to issue to Purchaser at Closing, an ALTA extended coverage Owner’s Policy of Title Insurance (the “Owner Title Policy”) with liability in the amount of the Purchase Price, showing title to the Real Property vested in the Purchaser, with such endorsements as Purchaser shall request and Title Company shall have agreed to issue prior to the expiration of the Final Due Diligence Period, subject only to: (i) the pre-printed standard exceptions in such Owner Title Policy, (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) the Tenant Leases, (iv) any taxes and assessments for the year of Closing and for any other year if not yet due and payable as of the Closing, (v) any liens or claims of liens for work, service, labor or materials performed or supplied by, for or on behalf of any Tenant under the Tenant Leases, (vi) all matters shown on the Updated Survey, or any updates thereto, (vii) any matters which have been removed or affirmatively insured over (in a manner reasonably acceptable to Purchaser), and (viii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). It is understood that Purchaser intends to work with the Title Company to arrange issuance of an ALTA Lender’s Policy in form acceptable to Purchaser’s lender (the “Lender Title Policy,” and together with the Owner Title Policy, the “Title Policies”) and that Purchaser may request a number of endorsements to the Title Policies, but the issuance of the Lender Title Policy and any such endorsements shall not be conditions to Closing.

Article VII
INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1Interim Operating Covenants. Sellers covenant to Purchaser, that Sellers will:
(a)Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Sellers’ business and substantially in accordance with Sellers’ present practice, subject to ordinary wear and tear and Article IX of this Agreement.
(b)Maintain Insurance. From the Effective Date until Closing, maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Sellers’ insurance policies covering the Improvements as of the Effective Date.
(c)Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.
(d)Leases. From the Effective Date until Closing, not enter into any new lease or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, without the prior written consent of the material terms thereof by Purchaser, which consent will not be unreasonably withheld, delayed or conditioned. Furthermore, nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal which Owner LLC, as landlord, is required to honor pursuant to any Tenant Lease.
(e)Service Contracts. From the Effective Date until Closing, not enter into, or renew the term of, any service contract, other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days (or less) prior notice without penalty or unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned.
(f)Notices. To the extent received by Sellers, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property.
(g)Encumbrances. Without Purchaser’s prior approval in its sole discretion, Sellers shall not voluntarily subject the Property to any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Exceptions, unless released prior to Closing.
Whenever in this Section 7.1 Sellers are required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within three (3) Business Days after receipt of Sellers’ request therefor, notify Sellers of its approval or disapproval of same and, if Purchaser fails to notify Sellers of its approval within said three (3) Business Day period, Purchaser shall be deemed to have disapproved same.
Section 7.2Tenant Lease Estoppels.
(a)It will be a condition to Closing that Owner LLC obtains and delivers to Purchaser, from each of the major tenants listed on Exhibit C-1 (“Major Tenants”), and from such other Tenants leasing space at the Improvements, which when added to the Major Tenants aggregates at least eighty percent (80%) of the rentable square footage leased at the Improvements, executed Acceptable Estoppel Certificates. “Acceptable Estoppel Certificates” are estoppel certificates in substantially the form of the estoppel certificate attached hereto as Exhibit C-2, which shall not contain any material modifications or inconsistencies with respect to the rent roll and the Tenant Leases and which shall not disclose any alleged material default or unfulfilled material obligation on the part of the landlord not previously disclosed in writing to Purchaser; provided that an estoppel certificate executed by a Tenant: (x) in the form expressly prescribed by its Tenant Lease or (y) with respect to a regional or national Tenant, in the standard form generally used by such Tenant, shall constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenants pursuant to the provisions of this Section 7.2, and provided further that an estoppel certificate modified by a Tenant to omit paragraph 6 on Exhibit C-2 shall constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenants pursuant to the provisions of this Section 7.2. Notwithstanding anything contained herein to the contrary, in no event shall Owner LLC’s failure to obtain the required number of Acceptable Estoppel Certificates in accordance with the provisions of this Section 7.2 constitute a default by Sellers under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the required number of Acceptable Estoppel Certificates shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit. Prior to delivery of the forms of estoppel certificates to the Major Tenants (but not any other Tenants), Owner LLC will deliver to Purchaser completed forms of estoppel certificates, in the form attached hereto as Exhibit C-2 or such forms as required by the applicable Major Tenant Tenant Lease and containing the information contemplated thereby, for only Major Tenants. Within two (2) Business Days following Purchaser’s receipt thereof, Purchaser will send to Sellers notice either (i) approving such forms as completed by Owner LLC or (ii) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. Owner LLC will make such changes to the extent Owner LLC agrees such changes are appropriate, except that Owner LLC will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2 or the form required by the applicable Major Tenant Tenant Lease. Purchaser’s failure to respond within such two (2) Business Day period shall be deemed approval of such proposed form of estoppel certificate.
(b)Sellers, at their sole option, may elect to satisfy part of the requirements under Section 7.2(a) by delivering a representation certificate from Owner LLC in the form attached hereto as Exhibit C-3 (a “Seller Certificate”) for up to ten percent (10%) of the rentable area at the Improvements, but not for any Major Tenant. If Sellers subsequently obtain an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant for which Owner LLC has delivered a Seller Certificate, the delivered Seller Certificate will be null and void, and Purchaser will accept such estoppel certificate in its place.
Section 7.3OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), Sellers are required to ensure that Sellers do not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If Sellers learn that Purchaser is, becomes, or appears to be a Blocked Person, Sellers may delay the sale contemplated by this Agreement pending its conclusion of its investigation into the matter of Purchaser’s status as a Blocked Person. If Sellers determine that Purchaser is or becomes a Blocked Person, Sellers shall have the right to immediately terminate this Agreement and take all other actions necessary, or in the opinion of Sellers, appropriate to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit. The provisions of this Section 7.3 will survive termination of this Agreement.
Article VIII
REPRESENTATIONS AND WARRANTIES
Section 8.1Representations and Warranties of Sellers. The following (along with the representations and warranties in Section 8.2) constitute the sole representations and warranties of Sellers with respect to the purchase and sale of the Property contemplated hereby. Subject to the limitations set forth in Article XVI of this Agreement, each Seller represents and warrants to Purchaser the following as of the Effective Date:
(a)Status. Each Seller is a limited liability company validly existing and in good standing under the laws of the State of Minnesota.
(b)Authority; Enforceability. The execution, delivery, and performance of this Agreement (including execution of the Closing Documents) by such Seller has been or will be duly authorized by all requisite limited liability company action. This Agreement constitutes the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(c)Non-Contravention. The execution and delivery of this Agreement by such Seller and the performance by such Seller of its obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of such Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture (except for such approvals needed from any current mortgage lender in order to secure the release of any mortgage lien on the Property as part of Closing), or any lease or other material agreement or instrument to which such Seller is a party or by which it is bound.
(d)Suits and Proceedings, No Violation Notices. As of the Effective Date, except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served, or to such Seller’s Knowledge, threatened (in writing) against the Property, such Seller relating to the Property, or such Seller’s ownership or operation of the Property, including without limitation, condemnation, takings by an Authority or similar proceedings, which individually or in the aggregate would have a material adverse effect on the Property.
(e)No Bankruptcy. Such Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally. To such Seller’s Knowledge there has been no (i) filing of any involuntary petition by such Seller’s creditors, (ii) appointment of a receiver to take possession of all, or substantially all, of such Seller’s assets, or (iii) attachment or other judicial seizure of all, or substantially all, of such Seller’s assets. Such Seller has not received written notice of the occurrence of any events described in items (i), (ii) or (iii) of the immediately preceding sentence.
(f)Non-Foreign Entity. Such Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g)Service Contracts. The Documents made available to Purchaser pursuant to Section 5.2(a) hereof include copies of all Service Contracts listed on Exhibit B under which such Seller is currently paying for services rendered in connection with the Property, other than the commission agreements listed on Exhibit D. As of the Effective Date, Exhibit B is a true and correct list of the Service Contracts in effect as of the date hereof and such Seller has delivered or made available to Purchaser for review, true and complete copies of all Service Contracts, as set forth on Exhibit B. Except as disclosed on Exhibit B, such Seller has not received written notice of any uncured material default by any party under any Service Contract.
(h)Available Environmental Reports. To such Seller’s Knowledge, such Seller has provided or made available to Purchaser all third-party reports commissioned by such Seller within the last five (5) years that pertain to the analysis of Hazardous Substances at the Property.
(i)Employee Matters. Such Seller has no employees at the Property.
(j)Prohibited Persons. Neither such Seller, nor any Affiliate of such Seller nor any Person that directly or indirectly owns 10% or more of the outstanding equity in such Seller (collectively, the “Seller Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Seller Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
Section 8.2Owner LLC’s Representations and Warranties. Subject to the limitations set forth in Article XVI of this Agreement, Owner LLC represents and warrants to Purchaser the following:
(a)Tenant Leases and Tenants. As of the Effective Date, the list of Tenants set forth on Exhibit F attached hereto constitutes all of the Tenants under Tenant Leases affecting the Real Property and Improvements that were entered into by Owner LLC and, to its Knowledge, all of the Tenants under Tenant Leases affecting the Real Property and Improvements that were entered into prior to Owner LLC’s acquisition of the Property. As of the Effective Date, there are no written leases or occupancy agreements affecting the Real Property and Improvements executed by Owner LLC or, to Owner LLC’s Knowledge, by which Owner LLC is bound other than the Tenant Leases listed on Exhibit F. The copies of the Tenant Leases executed by Owner LLC that have been provided or made available to Purchaser are true, correct and complete in all material respects, and, to Owner LLC’s Knowledge, the copies of the other Tenant Leases that have been provided or made available to Purchaser are true, correct and complete in all material respects. Except as disclosed on Exhibit F, Owner LLC has not received written notice of any uncured material default by any party under any Tenant Lease.
(b)Leasing Costs. Except as set forth on Exhibit G attached hereto, there are no unpaid Leasing Costs currently due and payable with respect to any Tenant Leases.
(c)Commission Agreements. As of the Effective Date, Exhibit D is a true and correct list of the commission agreements in effect as of the date hereof and Owner LLC has delivered or made available to Purchaser for review, true and complete copies of all commission agreements set forth on Exhibit D.
Section 8.3Purchaser’s Representations and Warranties. Purchaser represents and warrants to Sellers the following:

(a)Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Minnesota.
(b)Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(c)Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)Consents. No consent, waiver, approval or authorization is required from any person or entity in connection with the execution and delivery of this Agreement by Purchaser that has not already been obtained or the performance by Purchaser of the transactions contemplated hereby that has not either already been obtained or that will have been obtained by the expiration of the Final Diligence Period.
(e)Prohibited Persons. Neither Purchaser, nor any Affiliate of Purchaser nor any Person that directly or indirectly owns 10% or more the outstanding equity in Purchaser (collectively, the “Purchaser Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Purchaser Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(f)ERISA. Purchaser is not an “employee benefit plan,” as defined in Section 3(3) of ERISA. None of the transactions contemplated herein (including those transactions occurring after the Closing) shall constitute a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.
Article IX
CONDEMNATION AND CASUALTY
Section 9.1Significant Casualty. If, prior to the Closing Date, all or any portion of the Real Property and the Improvements is destroyed or damaged by fire or other casualty, Sellers will notify Purchaser of such casualty. Purchaser will have the option, in the event all or any Significant Portion of the Real Property and the Improvements is so destroyed or damaged, to terminate this Agreement upon notice to Sellers given not later than ten (10) days after receipt of Sellers’ notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.5 and thereafter neither Sellers nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Sellers will not be obligated to repair such damage or destruction, but (a) Sellers will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Sellers for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Sellers to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases as reasonably estimated by Owner LLC.
Section 9.2Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Real Property and the Improvements are damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Sellers will not be obligated to repair such damage or destruction, but (a) Sellers will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Sellers for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Sellers to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases as reasonably estimated by Owner LLC.
Section 9.3Condemnation of Property. In the event of condemnation or sale in lieu of condemnation of all or any Significant Portion of the Real Property and the Improvements, or if Sellers shall receive an official notice from any governmental authority having eminent domain power over a Property and the Improvements thereon of its intention to take, by eminent domain proceeding, all or any Significant Portion of the Real Property and Improvements, prior to the Closing, Purchaser will have the option, by providing Sellers written notice within ten (10) days after receipt of Sellers’ notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence or Purchaser does not have the right to terminate this Agreement pursuant to this Section 9.3, Sellers will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property and the Improvements, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.5 and neither Sellers nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the applicable Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.

Article X
CLOSING
Section 10.1Closing. The Closing of the sale of the Property by Sellers to Purchaser will occur on the Closing Date, TIME BEING OF THE ESSENCE, through the escrow established with the Title Company. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
Section 10.2Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.3, for delivery to Sellers at Closing as provided herein:
(a)The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;
(b)Four (4) counterparts of the General Conveyance, duly executed by Purchaser;
(c)One (1) counterpart of each of the Tenant Notice Letters, duly executed by Purchaser;
(d)Evidence reasonably satisfactory to Sellers that the person executing the Closing Documents on behalf of Purchaser has full right, power, and authority to do so; and
(e)Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4 below, duly executed and delivered.
(f)Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property.
Section 10.3Sellers’ Closing Obligations. Sellers, at their sole cost and expense, will deliver (i) the following items (a), (b), (c), (d), (e), (f), (j), and (k) in escrow with the Title Company pursuant to Section 4.3 on or before the Deposit Time, and (ii) upon receipt of the Purchase Price, Sellers shall deliver items (g), (h) and (i) to Purchaser at the Property:
(a)A limited warranty deed substantially in the form attached hereto as Exhibit I, duly executed and acknowledged by Sellers conveying to Purchaser the Real Property and the Improvements (the “Deed”), which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records;
(b)Four (4) counterparts of the general conveyance substantially in the form attached hereto as Exhibit H (the “General Conveyance”) duly executed by Sellers;
(c)Four (4) counterparts of the form of Tenant Notice Letters, duly executed by Owner LLC;
(d)Evidence reasonably satisfactory to Title Company that the person executing the Closing Documents on behalf of Sellers has full right, power and authority to do so, and evidence that each Seller is duly organized and authorized to execute all other documents required to be executed by Sellers hereunder;
(e)A certificate in the form attached hereto as Exhibit J (“Certificate as to Foreign Status”) from each Seller certifying that such Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(f)an Owner’s affidavit, duly executed by Sellers or a representative of each Seller, in form and content reasonably satisfactory to the Title Company and sufficient for the Title Company to issue the Owner Title Policy, it being understood that Sellers will induce the Title Company to insure over any “gap” period, if any, resulting from any delay in recording of documents or later dating the title insurance file;
(g)The Tenant Deposits, at Owner LLC’s option, either (i) in the form of a cashier’s check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. With respect to those Tenant Leases for which Owner LLC or its lender are holding letters of credit as security deposits, there shall not be any credit to, or adjustment in, the Purchase Price, and Owner LLC shall deliver such original letters of credit to Purchaser at Closing, together with all necessary transfer documentation, so that Purchaser and the applicable Tenants can arrange to have the letters of credit reissued in favor of, or endorsed to, Purchaser. Owner LLC agrees to cooperate with Purchaser post-Closing in connection with the reissuance or endorsement of any letters of credit and act at the reasonable discretion of Purchaser with respect thereto, until the letters of credit are re-issued or endorsed to Purchaser, provided Purchaser shall pay all transfer and/or other fees relating to such transfers of letters of credit;
(h)The Personal Property for the Property;
(i)All original Licenses and Permits, Service Contracts and Tenant Leases for the Property in Sellers’ possession and control;
(j)All keys to the Improvements which are in Sellers’ possession for the Property;
(k)Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered (provided the same do not increase in any material respect the costs to, or liability or obligations of, Sellers in a manner not otherwise provided for herein); provided, however, that in no event shall Sellers be required to indemnify the Title Company, Purchaser, or any other party pursuant to any such documents, or undertake any other material liability not expressly contemplated in this Agreement, unless Sellers elect to do so in their sole discretion; and
(l)Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property.
Section 10.4Prorations.
(a)Sellers and Purchaser agree to adjust, as of 12:01 a.m. on the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”) real estate and personal property taxes and assessments for the year in which Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below) and operating expenses payable by the owner of the Property (on the basis of a 365 day year, actual days elapsed). Sellers will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Sellers and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld) at least two (2) days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Sellers and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Sellers (if the preliminary prorations result in a net credit to Sellers) or by Sellers to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Sellers and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Sellers’ insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Sellers will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Sellers on or before June 30, 2022 (herein, the “Final Proration Date”). The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above), will survive the Closing until Final Proration Date, and in the event any items subject to proration hereunder are discovered prior to Final Proration Date, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.
(b)Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Owner LLC and attributable to any period following the Closing Time. After the Closing, Owner LLC will cause to be paid or turned over to Purchaser all Rentals, if any, received by Owner LLC after Closing and properly attributable to any period following the Closing Time. “Rentals” includes fixed monthly rentals, parking rentals and charges, additional rentals, percentage rentals, escalation rentals (which include such Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to the landlord under the Tenant Lease or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d). Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time; provided, however, that deferred rent amounts documented by Owner LLC and Tenants in amendments to Tenant Leases which relate to periods prior to the Closing Time but are not due and payable until after the Closing Time (i) shall not be considered Delinquent Rentals, (ii) shall not be payable to Owner LLC as and when received by Purchaser following Closing and (iii) shall become the sole property of Purchaser at the Closing. Delinquent Rentals will not be prorated. Until the earlier to occur of (i) the date that is six (6) months after Closing or (ii) June 30, 2022, Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Owner LLC by Tenants of the Property. Owner LLC shall have the right to pursue Delinquent Rentals after Closing. With respect to any Delinquent Rentals received by Purchaser prior to the Final Proration Date (the “Delinquent Rental Proration Period”), Purchaser shall pay to Owner LLC any rent or payment actually collected during the Delinquent Rental Proration Period properly attributable to the period prior to the Closing Time. All sums collected by Purchaser during the Delinquent Rental Proration Period from such Tenants (excluding Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, all of which shall be payable to and belong to Owner LLC in all events, notwithstanding anything herein to the contrary) will be applied first to amounts currently owed by such Tenants to Purchaser (including Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenants, and then to prior delinquencies owed by such Tenants to Owner LLC. Owner LLC shall be entitled to institute legal actions to pursue Delinquent Rental after Closing, but in no event shall Sellers be permitted to institute eviction proceedings against any Tenant. Any sums collected by Purchaser and due to Owner LLC will be promptly remitted to Owner LLC, and any sums collected by Owner LLC and due to Purchaser will be promptly remitted to Purchaser.
(c)Owner LLC will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes (collectively, “Operating Expense Recoveries”) for calendar year 2022. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2022 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Owner LLC for calendar year 2022 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Owner LLC at Closing as an addition to the Purchase Price. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2022 than would have been owed by Tenants under the Tenant Leases if the reconciliations under the Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Owner LLC for calendar year 2022 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Owner LLC will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Owner LLC agree that such proration of Operating Expense Recoveries at Closing for calendar year 2022 will fully relieve Owner LLC from any responsibility to Tenants or Purchaser for such matters subject to Owner LLC’s and Purchaser’s right and obligation to finalize prorations prior to the Final Proration Date, solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, subject to Section 10.4(b) dealing with Delinquent Rentals, the foregoing proration will fully relieve Owner LLC from any responsibility to Tenants or Purchaser for such matters and Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2022 for periods before and after Closing, and (ii) reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2022, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.
(d)With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser or Owner LLC after the Closing Time but expressly state they are for such specific services rendered by Owner LLC or its property manager prior to the Closing Time, Purchaser shall cause such collected amounts to be paid to Owner LLC, or Owner LLC may retain such payment if such payment is received by Owner LLC after the Closing Time.

(e)(i) Owner LLC shall pay only those Leasing Costs incurred in connection with the lease of space in the Property identified on Exhibit G attached hereto to the extent unpaid as of the Closing Date; (ii) Purchaser will be solely responsible for and shall pay all Leasing Costs (“New Tenant Costs”) incurred or to be incurred in connection with any new Tenant Lease, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date (the material terms of which have been approved, if applicable, by Purchaser in accordance with Section 7.1(d)); (iii) to the extent Leasing Costs described in clause (i) above remain unpaid as of Closing, Purchaser shall receive a credit from Sellers therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs for which Purchaser received such a credit; and (iv) Purchaser will be solely responsible for and shall pay all New Tenant Costs and all other Leasing Costs (whether arising before or after Closing).
Section 10.6Delivery of Real Property. Upon completion of the Closing, Sellers will deliver to Purchaser possession of the Real Property and Improvements, subject to the Tenant Leases and the Permitted Exceptions.
Section 10.6Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:
(a)Purchaser will pay (i) all premium and other incremental costs for obtaining the Title Policies and all endorsements thereto, (ii) Purchaser’s attorney’s fees, (iii) the costs of any update or re-certification of the Updated Survey, (iv) 1/2 of all of the Title Company’s escrow and closing fees, if any, and (v) any mortgage recording tax.
(b)Sellers will pay (i) the cost of the Updated Title Commitment and the Updated Survey, (ii) 1/2 of all of the Title Company’s escrow and closing fees, (iii) Sellers’ attorneys’ fees, (iv) all transfer and excise taxes (including, without limitation, for any city, county and state, and specifically including the applicable deed registration tax), (v) prepayment penalties or premiums incurred by Sellers with respect to prepaying the Property’s existing mortgage indebtedness at Closing (if any), (vi) the recording fees, and (vii) all costs incurred to repay any liens on the Property created by Sellers.
(c)Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Sellers in accordance with the custom in the county in which the Real Property is located.
(d)If the Closing does not occur for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.
Section 10.7Post-Closing Delivery of Tenant Notice Letters. Immediately following Closing, Purchaser will deliver to each Tenant (via messenger or FedEx) a written notice executed by Purchaser and Owner LLC (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). Purchaser shall provide to Owner LLC a copy of each Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available. This Section 10.7 shall survive Closing.
Section 10.8General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. In addition to the conditions to Purchaser’s obligations set forth above in this Article X, the obligation of Purchaser to Close the sale/purchase transaction hereunder shall be conditioned upon the satisfaction of the following conditions, any of which may be waived by written notice from Purchaser to Sellers, and all of which shall be deemed waived upon Closing:

(a)Sellers shall have performed in all material respects each of the obligations of Sellers set forth in Section 10.3 as of the Closing Date;
(b)The Title Company shall be irrevocably committed to issue the Owner Title Policy as provided in Section 6.3;
(c)Purchaser shall have received the Acceptable Estoppel Certificates to the extent required under Section 7.2; and
(d)Sellers’ representations and warranties made in Sections 8.1 and 8.2 shall be true and correct in all material respects as of the Closing as if remade on the Closing Date, except for those representations and warranties that speak as of a certain date, which representations and warranties shall have been true as of such prior date, and except with respect to Authorized Qualifications and Immaterial Events.
The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Sellers in Section 8.1 and 8.2 to reflect (i) new Tenant Leases, Tenant Lease amendments, new Service Contracts, and/or Service Contract amendments, executed by Sellers in accordance with this Agreement, (ii) any action taken by Sellers in accordance with any Tenant Leases, Service Contracts, or Permitted Exceptions not prohibited by this Agreement, and (iii) a Tenant Lease default or a Tenant insolvency occurring after the Effective Date. The term “Immaterial Events” shall mean facts or events that do not result in a loss of value, damage, claim or expense in excess of $100,000, in the aggregate. Authorized Qualifications and Immaterial Events shall not constitute a default by Sellers or a failure of a condition precedent to Closing. If between the Effective Date and the Closing Date, facts not theretofore known to Sellers are discovered by Sellers or events occur, such facts or events are not Authorized Qualifications or Immaterial Events, and such facts or events would result in a failure of the condition set forth in Section 10.8(d) above, but which do not result from defaults by Sellers under this Agreement, such failure shall not constitute a breach of this Agreement, and following Sellers’ notice to Purchaser, Purchaser’s sole remedies in such event shall be to either: (i) waive the condition and proceed to Closing; or (ii) terminate this Agreement (by delivering written notice thereof to Sellers); provided, however, if Purchaser does not exercise its right to terminate this Agreement on or before the earlier of (1) Closing or (2) the date that is five (5) Business Days after Purchaser becomes aware of such facts or events, then Purchaser shall be deemed to have elected to waive the condition and proceed to Closing. If Purchaser terminates this Agreement pursuant to this Section 10.8, then, the Earnest Money Deposit shall be returned to Purchaser and the parties shall have no further obligations or liabilities hereunder, except for the Termination Surviving Obligations.
Section 10.9General Conditions Precedent to Sellers’ Obligations Regarding the Closing. In addition to the conditions to Sellers’ obligations set forth in this Article X, the obligations and liabilities of Sellers hereunder to close the transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Sellers to Purchaser and all of which shall be deemed waived upon Closing:
(a)Purchaser shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Purchaser set forth in Section 10.2 of this Agreement, as of the Closing Date.
(b)The representations and warranties of Purchaser made in Section 8.3 shall be true and correct in all material respects.

Section 10.10Failure of Condition. If any condition precedent to Sellers’ obligation to effect the Closing (as set forth in Section 10.9) is not satisfied, then Sellers shall be entitled to terminate this Agreement by notice thereof to Purchaser and Title Company. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Sellers and Title Company. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Earnest Money Deposit (and all accrued interest thereon) and neither Sellers nor Purchaser shall have any further obligations hereunder, except for Termination Surviving Obligations. Notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Sellers or Purchaser hereunder, then Article XIII shall govern and this Section 10.10 shall not apply.
Article XI
BROKERAGE
Section 11.1Brokers. Sellers agree to pay to JLL (“Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. Broker acknowledges that the payment of the commission by Sellers to Broker will fully satisfy the obligations of the Sellers for the payment of a real estate commission hereunder. Other than as stated in the first sentence of this Section 11.1, Purchaser represents and warrants to Sellers, and Sellers represent and warrant to Purchaser, that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser will indemnify, defend and hold Sellers harmless, and Sellers will indemnify, defend and hold Purchaser harmless, from any brokerage or finder’s fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI will survive any Closing or termination of this Agreement.
Article XII
CONFIDENTIALITY
Section 12.1Confidentiality. Sellers and Purchaser all expressly acknowledge and agree that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in confidence by Purchaser and will not be disclosed by Purchaser except to its respective legal counsel, accountants, consultants, officers, investors, clients, partners, directors, members, shareholders and any lenders (including such lender’s legal counsel, accountants, consultants, and officers) and except and only to the extent that such disclosure may be reasonably necessary for their respective purposes or performances hereunder or as otherwise required by applicable law. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons other than those described above without the prior written consent of Sellers. Nothing contained in this Article XII will preclude or limit any party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party or parties thereof so that the other party or parties may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. Notwithstanding the foregoing to the contrary, Purchaser acknowledges and agrees that Sellers, and entities which directly or indirectly own the equity interests in Sellers, may disclose in press releases, SEC and other filings and governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the sale of the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations, “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Sellers and such direct or indirect owners’ prior custom, practice or procedure. One or more of such owners will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by the parties or as sooner required by law. The provisions of this Article XII will survive any termination of this Agreement.
Article XIII
REMEDIES
Section 13.1Default by Sellers.
If Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Sellers, Purchaser may, as Purchaser’s sole and exclusive remedies, elect by written notice to Sellers within five (5) days following the scheduled Closing Date, to either (a) terminate this Agreement, in which event Purchaser will receive from the Title Company the Earnest Money Deposit, whereupon Sellers and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Sellers shall be filed and served within ninety (90) days of the scheduled Closing Date, and, in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Sellers for damages of any type or kind including, without limitation, consequential or punitive damages. Unless otherwise expressly required pursuant to this Agreement, in no event shall Sellers be obligated to undertake any of the following (A) change the condition of the Property or restore the same after any fire or casualty; (B) expend money or post a bond to remove or insure over anything other than a Must-Cure Matter or to correct any matter shown on a survey of the Property; (C) secure any permit, approval, or consent with respect to the Property or Sellers’ conveyance thereof; or (D) expend any money to repair, improve or alter the Improvements or any portion thereof. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Sellers of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
Section 13.2DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLERS AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLERS MAY SUFFER. PURCHASER AND SELLERS HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLERS WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) SUCH AMOUNT SHALL BE PAID TO SELLERS AND WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLERS’ SOLE AND EXCLUSIVE REMEDY (ALONG WITH SELLERS’ CANCELLATION OF THIS

AGREEMENT IN ACCORDANCE WITH MINNESOTA LAW)(WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLERS AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLERS’ REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.
Section 13.3Consequential and Punitive Damages. Sellers waive any right to sue Purchaser, and Purchaser waives any right to sue Sellers, for any consequential or punitive damages for matters arising under this Agreement (it being understood that each of Owner LLC, Garage LLC and Purchaser has waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Sellers respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers). This Section 13.3 shall survive Closing or termination of this Agreement.
Article XIV
NOTICES
Section 14.1Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:    70th Street Properties, LLC
            6175 Ridge Road
            Excelsior, MN 55331
            attn: Peter Haeg
            Email: p.o.haeg@gmail.com

    with copy to:    Maslon LLP
            3300 Wells Fargo Center
            90 South Seventh Street
            Minneapolis, MN 55402
            Attn: Martin Rosenbaum
            Email: Martin.Rosenbaum@maslon.com

To Sellers:    Galleria Shopping Center, LLC and
Galleria Parking Ramp, LLC
        c/o Hines Interests Limited Partnership
        2800 Post Oak Boulevard, Suite 4800

Attn: Janice Walker
Email: janice.walker@hines.com
with copy to:    Galleria Shopping Center, LLC and
Galleria Parking Ramp, LLC
            c/o Hines Advisors Limited Partnership
            2800 Post Oak Boulevard, Suite 4800
            Houston, Texas 77056
            Attn: Lisa Metts
        Email: lisa.metts@hines.com
with copy to:    Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attn:    Connie Simmons Taylor
Email:    connie.simmons.taylor@bakerbotts.com

Article XV
ASSIGNMENT AND BINDING EFFECT
Section 15.1Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without the prior written consent of Sellers, to be given or withheld in Sellers’ sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to a wholly-owned and controlled Affiliate of such assigning party without the consent of the non-assigning party, provided that any such assignment does not relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Sellers and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Sellers or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
Article XVI
PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 16.1Survival of Representations, Warranties and Covenants.
(a)Notwithstanding anything to the contrary contained in this Agreement, the representations, warranties and covenants of Sellers set forth in this Agreement and Sellers’ liability under any provision of this Agreement, any Seller Certificate, and under any Closing Document (as defined below), will survive the Closing until June 30, 2022. Notwithstanding the immediately preceding sentence or any other provision herein to the contrary, if Owner LLC obtains an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant before or after Closing, then all representations and warranties made by Owner LLC that are covered in such estoppel certificate shall be null and void, and Purchaser shall accept such estoppel certificate in its place. Purchaser shall not have any right to bring any action against Sellers as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement, any Seller Certificate, or any Closing Document, or (ii) the failure of Sellers to perform their obligations under any other provision of this Agreement, any Seller Certificate, or under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing (“Closing Documents”), unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds $100,000, and then only to the extent of such excess. In addition, in no event will Sellers’ liability for all such untruths, inaccuracies, breaches, and/or failures under Sections 8.1 and 8.2, any other provision of this Agreement, any Seller Certificate, or under any Closing Documents (including Sellers’ liability for attorneys’ fees and costs in connection with such untruths, inaccuracies, breaches and/or failures) exceed, in the aggregate, one and one-half percent (1.5%) of the Purchase Price.
(b)Sellers shall have no liability with respect to any of Sellers’ representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge (which shall mean the actual knowledge of the individual who has executed this Agreement on behalf of Purchaser) of any breach of a representation, warranty or covenant of Sellers herein, or Purchaser obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser’s review of the Due Diligence Items and its due diligence tests, investigations and inspections of the Property, or written disclosure by Sellers or Sellers’ agents and employees) that contradicts any of Sellers’ representations, warranties or covenants herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
(c)The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Sellers under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement. The limitations on Sellers’ liability contained in this Article XVI are in addition to, and not limitation of, any limitation on liability provided elsewhere in this Agreement or by law or any other contract, agreement or instrument.
Article XVII
MISCELLANEOUS
Section 17.1Waivers; Amendments. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act. This Agreement may not be amended except in a writing signed by both Sellers and Purchaser.
Section 17.2Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom, subject, however, in the case of Sellers, to the limitations set forth in Section 16.1 above. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 17.4Time of Essence. Sellers and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Without limiting the foregoing, Purchaser acknowledges that Purchaser may only extend the Closing Date upon receipt of written approval by the Sellers, which approval will not be unreasonably denied.
Section 17.4Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
Section 17.5Counterparts; Electronic Signatures Binding. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.
Section 17.6Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 17.7Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings (oral or written) with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
Section 17.8Governing Law and Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS THAT ARE SEATED IN THE CITY AND COUNTY IN WHICH THE REAL PROPERTY IS LOCATED, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 17.9No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.

Section 17.10Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 17.11No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 17.12Exhibits. Exhibits A through J, inclusive, are incorporated herein by reference.
Section 17.13No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Sellers and Purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 17.15Limitations on Benefits. It is the explicit intention of Purchaser and Sellers that no person or entity other than Purchaser and Sellers and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Sellers or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Sellers expressly reject any such intent, construction or interpretation of this Agreement.
Section 17.16Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Owner LLC’s or Garage LLC’s partners, members, shareholders, employees, agents, directors, officers or other owners of each Seller or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Each Seller’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Sellers under this Agreement and the Closing Documents. Similarly, in no event whatsoever shall recourse be had or liability asserted against any of Purchaser’s partners, members, shareholders, employees, agents, directors, officers or other owners of Purchaser or their respective constituent members, partners, shareholders, employees, agents, directors, officers or other owners. Purchaser’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Purchaser under this Agreement and the Closing Documents.
Section 17.16Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, Sellers and Purchaser have respectively executed this Agreement to be effective as of the date first above written.
PURCHASER:

70th STREET PROPERTIES, LLC,
a Minnesota limited liability company

By:
Name:
Title:

SELLERS:

GALLERIA SHOPPING CENTER, LLC
a Minnesota limited liability company

By:    Hines Global REIT Minnesota Retail I LLC,
    a Delaware limited liability company,
    its sole member

By:
Name:
Title:

GALLERIA PARKING RAMP, LLC
a Minnesota limited liability company

By:    Hines Global REIT Minnesota Retail I LLC,
    a Delaware limited liability company,
    its sole member

By:
Name:
Title:

JOINDER BY TITLE COMPANY
First American Title Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Sellers and Purchaser on the ___ day of December, 2021, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.
FIRST AMERICAN TITLE COMPANY

By:
Printed Name:
Title:

JOINDER BY BROKER
The undersigned Broker joins herein to evidence such Broker’s agreement to the provisions of Section 11.1 and to represent to Sellers and Purchaser that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Sellers in Article V and (iii) is duly licensed and authorized to do business in the State in which the Property is located.

    JLL

Date: December __, 2021    By:
Printed Name:
Title:

Address:

License No.:    ____________________
Tax ID. No.:    ____________________

EXHIBIT A
LEGAL DESCRIPTION

EXHIBIT A

EXHIBIT B
SERVICE CONTRACTS

VENDOR NAME	SERVICE
5Q Partners
ABM Janitorial Services	Cleaning - Janitorial
Adams Pest Control, Inc.	Pest Control
AlivePromo	Digital Advertising/Kiosks
AllWeather Roof, Inc.	Roofing Repairs
Ambience Radio	Music System
Archetype	Signs
Aspen Waste	Trash Service
Atomic Recycling	Trash Service
Bachman's	Interior Plantings & Floral Experience Show.
Bachman's Floral Experience	Event Production and Installation
Barthold Recycling & Roll Off	Food Recycling
Bituminous Roadways	Asphalt
Bobby & Steve's Auto World LLP	Vehicle Repairs & Service
Braun Intertec	Environmental Services
Brin Northwestern	Glass services
Building Consulting Group	Consulting Services
CD Tile and Stone	Flooring Contractor
Centerpoint Energy	Utility Company-Gas
Century Fence	Fencing Contractor
City of Edina	Utilities, Water/Sewer
CKC Construction	Concrete Work
Cuningham Group Architecture	Architectural Services
Davey Tree	Tree work
Digital Winter	Network Services
Door Services Company, Inc.	Door Repairs and Supplies
Egan Company	Mechanical and electrical contractor
Emerald Builders, Inc.	Mall Repairs and Construction
Event Lab LLC	Holiday Décor Install and Removal
Floyd Total Security/SRSI/Permor	Life Safety System Monitoring, Testing, & Repair
Fraser Morris Electric Co	Electrical Contractor
Garda World	Security Service
Gilbert Mechanical Contractors	HVAC/Plumbing/Electrical Services
GPR	Ground sonar
Hatch Data Inc.	Energy Monitoring

EXHIBIT A

Iconosquare	Social Media Analytics Platform
Infrared Consulting Service	Electrical Contractor
Interstate Power Systems	Generator maintenance
Keller Fence	Fencing Contractor
Kraus Anderson	General contractor
LAB MPLS	Event Services
McDonough's Waterjetting & Drain Cleaning	Sewer Services
Mint Roofing	Roofing Repairs
MSP Outdoor Services	Landscaping
Nordquist Sign Co	Signage Contractor
Northland Paving, L.L.C.	Asphalt
Ohland Commercial/Wolff	Snow Removal - Parking Lots
Overhead Door Company	Door Repairs and Supplies
Parsons Electric	Electrical Contractor
Preferred Striping	Lot Striping
Recycle Technology	Recycling Service
Reidy Metal	Metal Refinishing
Reliable Property Services, LLC	Sidewalk Snow Removal
Restoration Systems Inc	Concrete Work
Retail Consultants, Inc.	Retail Consulting and Events Coordinator
Roessler Public Relations	Public Relations Services
Roy C	Door Repairs and Supplies
Schindler Elevator Corp	Elevator Service
Sebco	Concrete Work
Service Lighting, Inc.	Supplies Light Bulbs & Ballasts
Shopper Trak	Shopper Tracking Services
Sign Pro	Signage Contractor
Southview Designs	Exterior Landscaping
SquareSpace	Website Platform/Hosting
Squeegee Squad
Steinkraus Plumbing Inc	Electrical
Summit Fire Protection, Inc.	Fire Monitoring/Sprinkler Systems
Superior Painting	Interior Painting
Tangletown Gardens	Landscaping
Tennant	Sweeper repair
Treat & Company	Advertising Agency
Tri-State Bobcat	Equipment Service
Twin Cities Fountain Service	Fountain Cleaning
UniFirst	Uniforms
U.S. Water Services	Cooling System Chemical Provider

EXHIBIT A

UHL Company	Building Management Systems
Unparalleled Parking	Valet services
Voss	Lighting Vendor
Xanadu	Social Media Management & Content
XCEL Energy	Utility Provider- Electricity
Whelan Security Co	Security Service

EXHIBIT A

EXHIBIT C-1
MAJOR TENANTS
1.    Rypen
2.     Crate & Barrel

3.    Barnes & Noble

4.    Design within Reach

5.    Pottery Barn

6.     Rejuvenation

7.    Arhaus

EXHIBIT A

EXHIBIT C-2
FORM OF TENANT ESTOPPEL CERTIFICATE
[All blanks will be completed by Owner LLC prior to delivery of Estoppel Certificate to the Tenant.]
From:
                                            (“Tenant”)
To:
                                            (“Purchaser”)
and
Galleria Shopping Center, LLC
Lease:        Lease dated ____________, _____ between Landlord and Tenant, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building having an address of 3501 Galleria, Edina, Minnesota.
Tenant hereby certifies to Landlord, Purchaser, and any lender to Purchaser as follows:
1.    Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered or amended, except by the documents listed on Annex I attached hereto.
2.    The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________.
3.    Tenant commenced payment of Rent under the Lease on _______________. The annual [Net Rent] under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay: (i) Tenant’s [Proportionate Share of Common Area Maintenance] (as defined in the Lease), which for the current year consists of $__________ per month, (ii) Tenant’s [HVAC charges], which for the current year consists of $__________ per month, (iii) Tenant’s [Proportionate Share of Real Estate Taxes], which for the current year consists of $____________ per month and (iv) Percentage Rent in the amount of ______ % of Gross Sales which exceed [$______________] [the natural breakpoint]. Tenant has fully paid all Net Rent, Additional Rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not paid any Rent more than one month in advance.
4.    As of the date of this Certificate, (i) to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default,

EXHIBIT A

and (ii) Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
5.    As of the date of this Certificate, to Tenant’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
6.    Tenant has no right or claim under the Lease arising from any pandemic or any pandemic-related governmental mandates or regulations.
7.     Except as set forth in the Lease, Tenant is not entitled to any concession, rebate, allowance, or free rent for any period after this Certificate.
8.    Tenant has accepted and is presently occupying the Premises, and, to Tenant’s knowledge, the Premises have been completed in accordance with the terms of the Lease.
9.    Tenant has no option or right of first refusal to purchase the Premises. Tenant has no right to lease additional or different space in the Property except as provided in the Lease.
10.    Tenant has paid to Landlord a security deposit in the amount of $___________. Tenant has delivered to Landlord a security deposit in the form of a letter of credit in the amount of $________.
11.    Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises, except __________.
12.    Tenant has no right to extend the term of the Lease or expand the Premises except as provided in the Lease.
13.    Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and its assigns (including any parties providing financing for the Property) will, and will be entitled to, rely on the truth of this Certificate.
14.    The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.

EXHIBIT A

EXECUTED on this _____ day of ____________, 201___.
“TENANT”

By:    ____________________________________
Name:     ____________________________________
Title:     ____________________________________

EXHIBIT A

EXHIBIT C-3

SELLER’S ESTOPPEL CERTIFICATE

Property Name: ______________________, ____________, __________
Tenant: ____________________________
[If applicable, Seller will complete this Seller’s Certificate consistent with respective tenant Estoppel Certificates previously prepared by Seller.]
TO:    __________________________________ (“Purchaser”)
RE:    Property Address: _____________________, _______________, ________
    Lease Date:
    Between                              (“Landlord”)
    And                                   (“Tenant”)
    Square Footage Leased:
    Suite Number __________, Floor Number ____________(“Premises”)
Galleria Shopping Center, LLC (“Seller”) hereby certifies to Purchaser the following with respect to the above-referenced lease (which together with all documents described in paragraph 1 below are collectively referred to as the “Lease”):
1.    The Lease has not been canceled, modified, extended or amended except as follows: ____________________________________________________________________.
2.    Rent has been paid to ______________________________. There is no prepaid rent, except _________________. The amount of security deposit is $________________.
3.    The current rent is $ ___________ per month which does (not) include the Tenant’s share of operating expenses. The Tenant is currently in occupancy of the Premises.
4.    Tenant has no option or right of first refusal to purchase the Premises or building of which it is a part.
5.    All work to be performed for Tenant under the Lease has been performed as required; and Tenant does not have any unused improvement allowance., in each case except as follows: _______________________________
6.    The Lease is in full force and effect. To the best of Landlord’s knowledge, Tenant is not in default under any of the provisions of the Lease pertaining to Tenant, and no event has occurred and no circumstance exists, which with the passage of time or the giving of notice by Landlord, or both, would constitute a default.
7.    To the best of Landlord’s knowledge, Landlord is not in default under any of the provisions of the Lease pertaining to Landlord, and no event has occurred and no circumstances exist which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.

EXHIBIT C-3 -1-

8.    The Lease is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking.
9.    Landlord has no knowledge that Tenant has entered into any sublease, assignment or other agreement transferring any of the interests in the Lease or Premises, except _____________________________________________
10.    Landlord understands that this Certificate is required in connection with Purchaser’s acquisition of the Property and Landlord agrees that Purchaser and its successors and assigns (including any parties providing financing for the Property or any portion thereof) will, and will be entitled to, rely on the truth and accuracy of this Certificate.
The undersigned is a duly appointed signatory of the Seller authorized to sign this Certificate.
EXECUTED on this ______ day of ____________, 2022.

GALLERIA SHOPPING CENTER, LLC
a Minnesota limited liability company

By:    Hines Global REIT Minnesota Retail I LLC,
    a Delaware limited liability company,
    its sole member
By:
Name:
Title:

EXHIBIT C-3 -2-

EXHIBIT D
COMMISSION AGREEMENTS
Agreements with brokers related to Tenant Leases with the following Tenants:
1. Interior Define
2. Madewell

3. Parachute

4. Rothy’s

5. Sweet Green

EXHIBIT D -1-

EXHIBIT E
LAWSUITS
1. Lawsuit filed by Bollenbach, regarding a slip and fall.
2. Lawsuit filed by Nelson, regarding a slip and fall.

EXHIBIT D -1-

EXHIBIT F-1

LIST OF TENANTS AND TENANT LEASES
1.Allen Edmonds Shoe Corporation
2.Allure Intimate Apparel
3.Ampersand Shops
4.Arhaus
5.Bachman's (Temp)
6.Barnes & Noble
7.Big Bowl
8.Bluemercury
9.Chico's FAS
10.Coach Stores
11.Cole Haan Company Store
12.COV
13.Crate & Barrel
14.Crave
15.David Yurman
16.Design Within Reach
17.Eileen Fisher
18.Elina's Design & Tailoring
19.Face Foundrie Edina
20.Fawbush's Galleria
21.Fifth Avenue Optical
22.Filson (C.C. Filson Co.)
23.Free People
24.Good Earth

EXHIBIT D -2-

25.H.O.B.O.
26.Hammer Made
27.Interior Define
28.Invision Optical
29.J. Jill
30.J. McLaughlin
31.Jaxon Grey
32.Johnny Was
33.JW Hulme (Temp)
34.Kate Spade
35.L 'Occitane
36.Legacy Toys (Temp)
37.Lili Salon / Tonic Barber
38.Louis Vuitton USA
39.Lululemon
40.Madewell
41.Marmi (Wolff-ST)
42.Melly
43.Nic + Zoe
44.Northface
45.Origins LLC
46.Paper Source - to be replaced by Rothy's
47.Parachute
48.PB Teen (Williams Sonoma)

EXHIBIT D -3-

49.Peloton Interactive
50.Pittsburgh Blue
51.Pottery Barn
52.Pottery Barn Kids
53.Pumpz & Company
54.Rejuvenation
55.Rypen
56.Shinola Detroit
57.Soft Surroundings (Triad Retail)
58.Sotheby's International Realty
59.St. Croix Knits (Temp)
60.Starbucks Coffee Company
61.Suit Supply
62.Sundance
63.Sweet Green (in lease)
64.Tiffany & Company
65.Tory Burch
66.Trail Mark
67.Tumi
68.Twill By Scott Dayton
69.Vineyard Vines
70.Warby Parker
71.Williams-Sonoma

EXHIBIT D -4-

EXHIBIT F-2

LIST OF TENANTS AND TENANT SECURITY DEPOSITS

None.

EXHIBIT D -5-

EXHIBIT F-3

LIST OF TENANTS AND TENANT LETTER OF CREDIT

None.

EXHIBIT D -6-

EXHIBIT G
SELLER’S LEASING COSTS
Leasing costs related to the Tenant Leases with the following Tenants (amounts to be added prior to PSA execution):
1. Interior Define
2. Madewell

3. Parachute

4. Rothy’s

5. Sweet Green

EXHIBIT D -7-

EXHIBIT H
GENERAL CONVEYANCE, BILL OF SALE,
ASSIGNMENT AND ASSUMPTION
GALLERIA SHOPPING CENTER, LLC, a Minnesota limited liability company and GALLERIA PARKING RAMP, LLC, a Minnesota limited liability company, (collectively, the “Sellers,” and, each individually, a “Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Sellers paid by ____________________, a ____________________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:
(a)    Sellers’ right, title, and interest in and to all equipment, appliances, tools, supplies, machinery, furnishings and other tangible personal property, attached to, appurtenant to, located in the improvements (the “Improvements”) located on the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Real Property”) and used exclusively in connection with the ownership or operation of the Improvements, including, without limitation, the items listed on Exhibit B attached hereto (the “Personal Property”), but specifically excluding (i) items of personal property owned by tenants (each a “Tenant”) of the Improvements, (ii) any items of personal property owned by third parties and leased to Sellers, (iii) any items of personal property owned or leased by Sellers’ property manager, and (iv) all other Reserved Company Assets (as defined in the Purchase Agreement defined below);
(c)    All of Sellers’ right, title and interest, as lessor, under all leases, rental agreements or occupancy agreements, and all amendments, modifications and supplements thereto (“Tenant Leases”) with the Tenants set forth on Exhibit C attached hereto;
(d)    All of Sellers’ right, title, and interest under all service contracts, maintenance contracts, equipment leasing agreements, warranties, guaranties, bonds, leasing agreements, leasing commission agreements, and other contracts for the provision of labor, services, materials or supplies relating to the Real Property and Improvements set forth on Exhibit D attached hereto (the “Service Contracts”);
(e)    Any and all of Sellers’ right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps, development rights and entitlements issued, approved or granted in connection with the Real Property and the Improvements, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Licenses and Permits”); and
(f)    Any and all of Sellers’ right, title and interest in and to all assignable and transferable trade names, trademarks, logos and service marks (in each case, if any) owned by Sellers and utilized by Sellers solely in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), each Seller and their affiliates, the property manager and Tenants) to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Intangible Property Rights”), excluding all Reserved Company Assets.
The Personal Property, Tenant Leases, Tenant Deposits, Service Contracts, Licenses and Permits and Intangible Property Rights are hereinafter collectively referred to as the “Property.”

Sellers have executed this General Conveyance, Bill of Sale, Assignment and Assumption (this “General Conveyance”) and BARGAINED, SOLD, TRANSFERRED,

EXHIBIT H -1-

CONVEYED and ASSIGNED the Property and Purchaser has accepted this General Conveyance and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLERS AND PURCHASER DATED _____________, 2021, REGARDING THE PROPERTY (the “Purchase Agreement”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLERS AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.
Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Sellers under the Service Contracts, Tenant Leases, Licenses and Permits, and Intangible Property Rights, assigned to Purchaser, which are to be performed or observed on or subsequent to the date hereof, (ii) all obligations and covenants of Sellers under the Tenant Leases, Service Contracts, and the Licenses and Permits and Intangible Property Rights, assigned to Purchaser relating to the physical or environmental condition of the Real Property, Improvements and Assigned Property, regardless of whether such obligations arise before or after the date hereof, and (iii) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Real Property and improvements (“Leasing Costs”) entered into on or subsequent to the Effective Date of the Purchase Agreement, and (iv) those Leasing Costs for which Purchaser has received a credit against the purchase price of the Property on the date hereof.
To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement. The obligations of Sellers under this General Conveyance are limited by the provisions of Section 16.1 of the Purchase Agreement.

EXHIBIT H -2-

EXECUTED as of the ______ day of _______________, 2022.
SELLERS:

GALLERIA SHOPPING CENTER, LLC
a Minnesota limited liability company

By:    Hines Global REIT Minnesota Retail I LLC,
    a Delaware limited liability company,
    its sole member

By:
Name:
Title:

GALLERIA PARKING RAMP, LLC
a Minnesota limited liability company

By:    Hines Global REIT Minnesota Retail I LLC,
    a Delaware limited liability company,
    its sole member

By:
Name:
Title:

PURCHASER:
    ,
a
By:
    Name:
    Title:

EXHIBIT H -3-

EXHIBIT I
FORM OF DEED
FORM OF LIMITED WARRANTY DEED

(Top 3 inches reserved for recording data)
LIMITED WARRANTY DEED    Based upon Minnesota Uniform Conveyancing Blanks
Business Entity to Business Entity    Form 10.2.9 (2013)

eCRV number:
DEED TAX DUE: $_______                    DATE: _____________________

FOR VALUABLE CONSIDERATION, ____________________, a Minnesota limited liability company (“Grantor”), hereby conveys and quitclaims to _____________________, a ___________ (“Grantee”), real property in Hennepin County, Minnesota, legally described as follows:

[ insert legal]
Check here if all or part of the described real property is Registered (Torrens)

Together with and subject to all rights and interest described in or arising under the agreements identified on Exhibit B attached hereto and made a part hereof;

together with all hereditaments and appurtenances.

This Deed conveys after-acquired title. Grantor warrants that Grantor has not done or suffered anything to encumber the property, EXCEPT:

    See Exhibit A attached hereto and made a part hereof.

Check applicable box:
    The Seller certifies that the Seller does not know of any wells on the described real property.
    A well disclosure certificate accompanies this document.
    I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

EXHIBIT H -1-

SIGNATURE PAGE TO LIMITED WARRANTY DEED
GRANTOR:

GALLERIA SHOPPING CENTER, LLC
a Minnesota limited liability company

By:    Hines Global REIT Minnesota Retail I LLC,
                        a Delaware limited liability company,
                        its sole member

By:
Name:
Title:

State of Minnesota, County of ____________

This instrument was acknowledged before me on ___________________, 2022, by ___________________ ________________, as ____________________________, of _________________LLC, a Minnesota limited liability company.

    (Stamp)

(signature of notarial officer)
                        Title (and Rank)_________________________________
                        My Commission expires:__________________________
                                (date/month/year)

EXHIBIT H -2-

GRANTOR:

GALLERIA PARKING RAMP, LLC
a Minnesota limited liability company

By:    Hines Global REIT Minnesota Retail I LLC,
                        a Delaware limited liability company,
                        its sole member

By:
Name:
Title:

State of Minnesota, County of ____________

This instrument was acknowledged before me on ___________________, 2022, by ___________________ ________________, as ____________________________, of _________________LLC, a Minnesota limited liability company.

    (Stamp)

(signature of notarial officer)
                        Title (and Rank)_________________________________
                        My Commission expires:__________________________
                                (date/month/year)

EXHIBIT H -3-

THIS INSTRUMENT WAS DRAFTED BY:	TAX STATEMENTS FOR THE REAL PROPERTY DESCRIBED IN THIS INSTRUMENT SHOULD BE SENT TO:

EXHIBIT H -4-

EXHIBIT A TO EXHIBIT I
PERMITTED EXCEPTIONS

EXHIBIT I -1-

EXHIBIT J
NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. The owner of the subject property is [Galleria Shopping Center, LLC/Galleria Parking Ramp, LLC], a Minnesota limited liability company (“Galleria LLC”), and Galleria LLC is a disregarded entity as defined in Section 1.1.445-2(b)(2)(iii) of the Income Tax Regulations. Hines Global REIT Minnesota Retail I LLC, a Delaware limited liability company (“Minnesota Retail LLC”), the sole member of Galleria LLC, is also a disregarded entity as defined in Section 1.1.445-2(b)(2)(iii) of the Income Tax Regulations. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Galleria LLC, HINES GLOBAL REIT PROPERTIES LP, a Delaware limited partnership (the “Transferor”), the sole member of Minnesota Retail LLC, hereby certifies the following:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is _______________; and
4.    Transferor’s office address is
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Houston, Texas 77056
Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.
TRANSFEROR:

HINES GLOBAL REIT PROPERTIES LP,
a Delaware limited partnership

        By:    HGR Liquidating Trust,
            a Maryland statutory trust,
            as successor to Hines Global REIT, Inc.

By: ___________________________
Name: ________________________
Title: __________________________
     EXHIBIT J